News Release	Contact:
For Immediate Release	Anna Austin Vice President, Corporate Communications (314) 523-8354 investor.relations@tlcvision.com

TLCVision Partners With Doctors

In Leading Houston Ambulatory Surgery Center

St. Louis, MO, December 20, 2004 – TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, announced today it’s subsidiary, OR Partners, has become the single largest shareholder in Summit Ambulatory Surgery Center, a 12-partner facility located in Houston, Texas.

This is the fifth ambulatory surgery center (“ASC”) OR Partners and TLCVision have acquired in the last 16 months, with several ASC deals in development. OR Partners acquires, develops, and manages ambulatory surgery centers in partnership with physicians. These centers provide out-patient surgery services in a less institutional atmosphere than can be achieved in a hospital setting and appeal to doctors seeking improved efficiencies and the highest degree in patient satisfaction.

Led by John J. Garrrett, MD, a cataract surgeon with more than 30 years experience, the Summit Ambulatory Surgery Center is a highly successful facility featuring two operating rooms and performing nearly 5000 ophthalmic and pain management procedures annually. Dr. Garrett said, “OR Partners is well capitalized, managed by a team of experienced professionals and committed to achieve results. Most importantly, from a physician’s perspective, they understand that patients are the number one priority. I am very excited about being associated with OR Partners, improving operational efficiencies and growing the center.”

Mary T. Green, MD, one of 12 partners in Summit Ambulatory Surgery Center, has also worked with the laser refractive division of TLCVision for 3 years. Dr. Green said, “I know the quality of service this company provides and the commitment to their doctor customers. When I heard about the OR Partners subsidiary, and the great work they were doing in ASCs, it just made sense to continue the relationships already built with TLCVision.”

“Through our current network of over 1100 ophthalmologists, we will continue to acquire or develop similar centers in association with some of the country’s most prominent surgeons,” commented Jim Wachtman, TLCVision’s CEO. “This approach will broaden our eye care services strategy and be immediately accretive to TLCVision’s cash flow and profitability.”

About TLCVision

TLCVision is North America’s premier eye care services company. The key drivers of TLCVision‘s strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.